UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 8, 2006
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-32265 (Commission file number)	760753089 (I.R.S. Employer Identification Number)
805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On February 8, 2006, American Campus Communities, Inc. (the “Company”) substantially completed its due diligence investigation relating to the acquisition of Royal Properties’ portfolio of 13 student housing properties pursuant to a Contribution and Sale Agreement, dated as of December 2, 2005, as amended, among the Company and American Campus Communities Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), on one hand, and entities affiliated with Royal Properties, on the other hand (as amended, the “Contribution Agreement”). Subject to the satisfaction of limited conditions set forth in the Contribution Agreement, effective as of February 8, 2006, the Company cannot terminate the Contribution Agreement without penalty.
The contribution value of the transaction is $244,250,000, which will be paid with between 2,625,000 and 3,250,000 units of limited partnership interest in the Operating Partnership, the assumption of approximately $123.5 million in property-level debt, and the remainder in cash. The Company expects that the transaction will close during the first quarter of 2006.
For additional information, reference is made to the Contribution Agreement, which is incorporated by reference herein as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the Contribution Agreement.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
             The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2006	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Brian B. Nickel

Brian B. Nickel
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Title
99.1	Form of Contribution and Sale Agreement, dated as of December 2, 2005, among Royal Tallahassee Partnership, Royal Tallahassee Partnership II Limited Partnership, Royal Tallahassee III Partnership, Royal Gainesville Limited Partnership, Royal Orlando Limited Partnership, Royal Lexington Limited Partnership, Royal Tucson Entrada Real Limited Partnership, Royal Texas-Tennessee Limited Partnership, Royal Texas-Tennessee II Limited Partnership, Raiders Pass Phase II Limited Partnership, Royal San Marcos Limited Partnership and Royal San Antonio Limited Partnership (collectively, the “Contributors”), on the one hand, and the Company and the Operating Partnership, on the other hand.

99.2	Form of First Amendment to Contribution and Sale Agreement, dated as of December 16, 2005, among the Contributors, on the one hand, and the Company and the Operating Partnership, on the other hand.

99.3	Form of Second Amendment to Contribution and Sale Agreement, dated as of January 30, 2006, among the Contributors, on the one hand, and the Company and the Operating Partnership, on the other hand.

99.4	Form of Third Amendment to Contribution and Sale Agreement, dated as of February 7, 2006, among the Contributors, on the one hand, and the Company and the Operating Partnership, on the other hand.

99.5	Form of Fourth Amendment to Contribution and Sale Agreement, dated as of February 8, 2006, among the Contributors, on the one hand, and the Company and the Operating Partnership, on the other hand.

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